EXHIBIT 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilbur H. Gantz and Alan R. Meyer, or any one of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to Registration Statement on Form S-8 relating to the PathoGenesis Corporation 401(k) Profit Sharing Plan, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their, his/her substitutes, may lawfully do or cause to be done by virtue hereof.


         SIGNATURE                    TITLE                               DATE


/s/ Wilbur H. Gantz           Chairman, Chief Executive              August 27, 1998
Wilbur H. Gantz               Officer, President and Director
                              (Principal Executive Officer)


/s/ Alan R. Meyer             Executive Vice President, Chief        August 27, 1998
Alan R. Meyer                 Financial Officer and Director
                              (Principal Financial and
                              Accounting Officer)


/s/ John Gordon               Director)                              August 27, 1998
John Gordon



/s/ Elizabeth M. Greetham     Director)                              August 27, 1998
Elizabeth M. Greetham



/s/ Arthur W. Nienhuis        Director)                              August 27, 1998
Arthur W. Nienhuis



/s/ Talat M. Othman           Director)                              August 27, 1998
Talat M. Othman



/s/ Eugene L. Step            Director)                              August 27, 1998
Eugene L. Step



/s/ Fred Wilpon               Director)                              August 27, 1998
Fred Wilpon
